UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2015

DAIS ANALYTIC CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11552 Prosperous Drive

Odessa, Florida 33556

(Address of Principal Executive Offices)(Zip Code)

(727) 375-8484

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Copies to:

Peter DiChiara, Esq.

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 1, 2015, the board of directors of Dais Analytic Corporation (the “Company”) appointed Eliza Xuan Wang, age 38, as a director of the Company. Ms. Wang has been the Managing Attorney of The Meridian Law, A Professional Law Corporation, since 2009. Her legal practice includes venture capital, general civil and commercial litigation and immigration matters. Ms. Wang is licensed to practice law in the states of California and New York. She has a Bachelor of Law degree from China University of Political Science and Law (Beijing, China) and L.L.M. degree from Hastings College of The Law, University of California. Ms. Wang’s expertise in commercial and legal matters in both the United States and China will be an asset to the Company as it conducts further business in China.

There are no arrangements or understandings between Ms. Wang or any other persons pursuant to which Ms. Wang was appointed as a director. Ms. Wang does not have any family relationships with any of the Company’s other directors or executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dais Analytic Corporation

Dated: April 7, 2015	By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi
Chief Executive Officer and President